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                                                                   EX-99.23.i.ii

(THOMPSON HINE LETTERHEAD)

April 25, 2003

Johnson Mutual Funds Trust
3777 West Fork Road
Cincinnati, Ohio  45247

         RE:      JOHNSON MUTUAL FUNDS TRUST, FILES NOS. 33-52970 AND 811-7254

Gentlemen:

         A legal opinion (the "Legal Opinion") that we prepared was filed with Post-Effective Amendment No. 16 to the Johnson Mutual Funds Trust Registration Statement (the "Registration Statement"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 17 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                        Very truly yours,

                                        /S/

                                        THOMPSON HINE LLP



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